Form C

Cover Page

Name of issuer:

XtractMor, Inc

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: GA

Date of organization: 9/23/2016

Physical address of issuer:

8 Redmond Court, NW
Rome GA 30165

Website of issuer:

http://xtractmor.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

75,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $75,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$75,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

12/1/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$5,000.00	$0.00
Cash & Cash Equivalents:	$5,000.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$6,050.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($12,100.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

XtractMor, Inc

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Wilburn Kelly Hudson, Jr.	CEO	Hydro Dynamics,Inc	2016
Douglas G. Mancosky	Xtractmor management	Xtractmore, Inc	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Wilburn Kelly Hudson, Jr.	Executive Chairman	2016
Douglas G. Mancosky	President and CEO	2016
Janice Dunn	Secretary	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Hydro Dynamics, Inc	5,000,000 Common	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

We have broad Discretion in the Use of the Net Proceeds From This Offering, and We May Fail to Use These Proceeds Effectively.The net proceeds from this offering will be used for payment of various outstanding payment obligations and other operating expenses of the Company, and thereafter for working capital and for other general corporate purposes. Our management will have broad discretion in the application of the net proceeds from this offeringand could spend the proceeds in ways that do not necessarily improve our results of operations or enhance the value of your investment. The failure of our management. to apply these funds effectively could result in financial losses.

We May Need Additional Financing to Meet Our Future Capital Requirements or Expansion Needs.We may require significant additional funds, either through additional equity or debt financings or collaborative agreements or from other sources, to implement our proposed or future business plans to expand facilities, hire additional personnel, or engage in product development or purchase additional licensing rights for other market applications, or engage personnel necessary to conduct those activities and to manage the Company successfully.In the event we are unable to obtain additional financing, we maybe unable to implement our business plan. We must overcome these and other business risks to be successful. All of our efforts may not be successful. We may never be profitable. Therefore, you could lose your entireinvestment.

Risk SummaryIn summary, this investment represents a very high risk investment in a start up company with no revenues, no customers (just prospective customers) and no history of operations and only limited testing of the XtractMor™ Xtractor in the target industries. While management believes that the XtractMor™ Xtractor has been adequately field tested, and has been sufficiently proven to perform in the target industries, how the technology will be received and will perform in full time commercial industrial applications remains to be seen. There is therefore NO guarantee that the investment will be successful. All investors should be financially able to withstand the loss of their entire investment.

Please note that Janice Dunn and Wilburn Kelly Hudson, Jr, are not currently full time with the company. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Low Hop Prices Lead to a Diminished Value Proposition for Our Technology. Hop prices are high based upon historically high demand for craft beer and hoppy beers such as IPA's. If consumer beer tastes were to drastically change, craft beer fall out of favor or hop cultivation drastically increase the value of our product in the market would decrease.

Increased Competition From Other Equipment or Patent Infringement. Although our technology is patented, it may be possible for people to design around our patent and/or develop a completely different process to accomplish the same goal.

In some areas of the world our patents may also be infringed upon with enforcement difficult and costly.Increased Adoption of Hop Extracts. Rather than adding hop pellets or cones to develop flavors, brewers also have the option to add liquid hop extracts. This far only a very small minority of breweries use liquid extracts with the vast majority preferring to add the "traditional" hop pellets.

If Hop liquid extracts or powders were to dramatically increase in popularity our potential market would decrease.The Craft Brewery Trend Beginning Internationally Stalls Curtailing Our Long Term Growth. Although the craft beer trend in countries such as France, Italy and the U.K. appears to be mirroring the U.S. trend it is possible economic events or changes in consumer tastes could cause it to mute and not reach the same levels. Projections for long term growth would then need to be met with more increased market share and less dependence on market growth.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$75,000**
Use of Proceeds:	The funds would be used for three main purposes. First, XtractMor plans to hire sales employees/ reps in strategic geographic locations to assist in expanding our sales efforts. Second, we intend to purchase ShockWave Xtractors™ for demonstration purposes at customer facilities. With a technology like this, "tasting is believing" and providing potential customers with free 30 day trials is critical in accelerating sales. Finally,we intend to conduct a strategic media campaign to raise awareness of the SX Technology through print, tradeshows and online opportunities. With $75,000 we will be able to aggressively market to brewery in North America and begin to market internationally to brewery out of cash flow as well as marketing spirits and wine out of cash flow.
If we raise:	**$250,000**
Use of Proceeds:	With greater funds we will be able to accelerate our growth with more trial units, sales/technical hires and marketing. With $250,000 we would launch brewery internationally looking to attend international trade shows.
If we raise:	**$400,000**
Use of Proceeds:	With $400,000 we would begin more aggressively marketing spirits applications domestically.

If we raise: **$550,000**

Use of Proceeds: With $550,000 we would more aggressively push into marketing wine applications domestically.

If we raise: **$1,000,000**

Use of Proceeds: With $1,000,000 we would more aggressively push into marketing spirits and wine applications internationally.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

<u>The Company's right to cancel.</u> The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or
- (ii) if the valuation for the company is more than **$7.5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$7.5 million**) divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$25,000** in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$25,000** have standard voting rights in the Company once they receive **Preferred Stock**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$7.5 million**) divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$25,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$25,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common	20,000,000	5,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

None

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

Yes, SAFE investors investing over $25K will have voting rights.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$7.5 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$7.5 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

We have $50,000 line of credit with Hydro Dynamics, Inc. As of end of April 2017, we have borrowed $21,175.00 principle, and accumulated $284.22 interest. Our obligations under the interim line of credit are secured by the assets of the company. No maturity date. We plan to repay the loan with our revenue and profit.

The Company receives an allocation of overhead from HDI which includes a charge for payroll, rent, utilities, and various other items. During the period September 23, 2016 (date of inception) through November 30, 2016, overhead charges amounting to $6,050 were allocated to the Company and remained payable to HDI. This is also part of the $21,175.00 we have borrowed agains the $50,000 line of credit mentioned in the previous paragraph.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

We have $50,000 line of credit with Hydro Dynamics, Inc. As of end of April 2017, we have borrowed $21,175.00 principle, and accumulated $284.22 interest. Our obligations under the interim line of credit are secured by the assets of the company. No maturity date. We plan to repay the loan with our revenue and profit.The Company receives an allocation of overhead from HDI which includes a charge for payroll, rent, utilities, and various other items.

During the period September 23, 2016 (date of inception) through November 30, 2016, overhead charges amounting to $6,050 were allocated to the Company and remained payable to HDI. This is also part of the $21,175.00 we have borrowed agains the $50,000 line of credit mentioned in the previous paragraph.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview.

Alcoholic beverages have been around thousands of years. Sixty-five billion gallons of alcohol were consumed worldwide in 2015 totaling $114 billion dollars of beer, wine and spirits. Changes in taste preferences through the years have consumers demanding stronger and more complex flavors. Flavor compounds, such as hops for beer, are one of the most expensive, least efficiently used ingredients. When the patented, cavitation based ShockWave Xtractor™ Technology (SX Technology) is used, significantly higher yields and thus more efficient extraction and enhancement of flavor compounds in brewery, wine and spirits have been achieved. Producers are excited about our Technology because in addition to all those advantages they are able to recover their investment in the SX Technology within six months to one year. The taste and quality of their beer, wine or spirits made with the Xtractor is equal to or superior to products made with conventional methods, and it is easy to integrate into their production processes. XtractMor™ offers the investor an opportunity to be involved in three growing industries with one patented device. With one disruptive technology, we can offer significant advantages to three dynamite industries— beer, wine and distilled spirits. XtractMor™, Inc. markets a patented, mechanical extraction technology licensed from Hydro Dynamics, Inc. The Technology is embodied in a device called the ShockWave Xtractor™ (Xtractor). The first extraction markets targeted are the beer, wine and distilled spirits industries with many potential follow-up markets. We have an exclusive worldwide license for the distribution. To be clear, we do not produce any alcoholic beverages. We intend to sell the ShockWave Xtractor™ (Xtractor) to beer, wine and spirits producers, which allows these alcoholic beverage producers to dramatically increase extraction yields, reduce cost, improve taste, and to enjoy improved margins.

The SX Technology can bring value in every major alcohol market. The base technology and equipment are nearly identical for each market, however the application and benefits differ greatly. Although all industries are described below, brewery is expected to provide 90% more of the revenue for the next 1-2 years due to its relative size and volume of fluid processed as well as our company's greater penetration into this market. In subsequent years we still expect brewery to be dominant regularly providing 70% or more of revenue.

Brewery

The SX Technology uses the pressure fluctuations of cavitation for increased extraction of hops, a large cost component and major ingredient for beer taste and aroma. Because of the increased yield, the amount of hops a brewery uses can be reduced by 50% or more in both bittering hops and dry hopping aroma hops. Less usage of hops is very critical where certain aroma hops are in short supply. The amount of other flavor ingredients such as coffee, fruits and spices used can also be reduced. Since less hops are used, the overall beer yield is increased because there are less 'beer soaked hops" to be disposed of at the end of processing. In addition to the yield increases, the SX Technology also allows for faster processing speeds.

Spirits

The SX Technology significantly accelerates and catalyzes spirit aging. This action produces flavor transitions that often take years to develop to occur in a few minutes but not more than a few days. This allows new as well as established distilleries to sell aged flavors almost immediately after processing. Accelerated aging also decreases costly evaporation losses common through barrel aging. Another advantage of processing with the Xtractor is that distillers can also add flavors to their "spirits" from spices, berries and other sources.

Wine

The SX Technology can also significantly accelerate and catalyze wine aging which allows for the reduction in tannins and/or the imparting of wood flavors in minutes. This allows young wines to have improved flavor and to be available for sale faster and for higher prices.

We originally founded XtractMor in September 2016 to sell equipment into the brewery, spirits and wine industries. As we have grown and evolved since that time, we had the following key milestones:

• SX Technology has patent applications pending in the US and abroad
• SX Technology is already installed and is currently operating in customer locations
• SX processed beers have won awards
Sales

XtractMor™ is a start-up company with no sales revenue and only limited testing of the XtractMor™ Xtractor in the target industries. While management believes that the XtractMor™ Xtractor has been adequately field tested, and has been sufficiently proven to perform in the target industries, how the technology will be received and will perform in full time commercial industrial applications remains to be seen. We expect to continue to grow our business, but there is no guarantee investors see a return on their investment.

Liquidity

Last year (2016) we have incurred a net loss of $12,100, mainly due to the changes in the
operating assets and liabilities: Accounts payable 6,050 and Due to affiliate 6,050.

Our $5000 cash and cash equivalents at November 30, 2016 were held for working capital purposes. We do not enter into investments for trading or speculative purposes. Our policy is to invest any cash in excess of our immediate requirements in investments designed to preserve capital and provide liquidity. Accordingly, our cash and cash equivalents are invested primarily in demand deposit accounts, certificates of deposit and money market funds that are currently providing only a minimal return.

We anticipate using our available cash and senior credit facility for operations within the next 6-12 months. We base this estimate on our current burn rate combined with pending sales. We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for XtractMor™. The net proceeds from this offering will be used for payment of various outstanding payment obligations and other operating expenses of the Company, and thereafter for working capital and for other general corporate purposes. The general use of funds would fall under three main purposes. First, XtractMor™ plans to hire sales employees/ reps in strategic geographic locations to assist in expanding our sales efforts. Second, we intend to purchase ShockWave Xtractors™ for demonstration purposes at customer facilities. With a technology like this, "tasting is believing" and providing potential customers with free 30 day trials is critical in accelerating sales. Finally, we intend to conduct a strategic media campaign to raise awareness of the SX Technology through print, tradeshows and online opportunities.

Capital Resources.

Asset-based senior credit facility. We have a revolving loan facility with Hydro Dynamics, Inc., which we refer to herein as our senior credit facility, under which we are permitted to borrow up to $50,000, at 4% interest rate. We primarily use this line of credit to support start-up costs. This includes things such as marketing expenses, travel to customer facilities and salaries.

As of end of April 2017, we have borrowed $21,175.00 principle, and accumulated $284.22 interest. Our obligations under the interim line of credit are secured by the assets of the company.

Historical Results of Operations.

XTRACTMOR, INC. has incurred the following cost in 2016, Salaries 5,774, Utilities 50, Office 225, and Organization costs 6,051. We incurred net loss of $12,100.

Cash on Hand, Burn Rate and Short/Mid Term Expenses

XtractMor has a cash/burn to cover many months even with no future revenue or capital raised.Our current Burn rate is $11000/month. Equipment purchased from Hydro Dynamics for resale by XtractMor have been negotiated to be paid after Funding

Based on current cash and receivable situation as of May 2017, Xtractmor has access to $54,500 Cash on hand with projected burn rate for $11k per month. If we run out of money, we still have our line of credit from Hydro Dynamics to fund the operations.

We expect to have around 90k short term expenses in the next six months for salaries, rent, advertising and trial equipment, and around 180k - 240k mid term expenses for the next 12 months.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://xtractmor.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Wefunder Crowdfunding SAFE

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Douglas G. Mancosky
Janice Dunn
Wilburn Kelly Hudson, Jr.

Appendix E: Supporting Documents

INVEST IN XTRACTMOR

Using shockwave technology to increase efficiency for breweries and distilleries

> *We use patented technology to increase extraction for breweries, distilleries and wineries. By using shockwave technology, we're able to extract more flavor from less ingredients. That means we can help brewers save up to 50% on their ingredients and speed up aging time for distilled spirits like whisky.*



Douglas G Mancosky
CEO, XTRACTMOR


FOLLOW US FOR UPDATES
7 UPDATES 102 FOLLOWERS
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investors
$15,813
raised of $75K-$1M goal
$100 min
INVEST
by Wefunder Portal LLC

Future Equity (SAFE)

$7.5M valuation cap

A SAFE gives you the right to future shares in Xtractmor. If you invest, you're betting the company will be worth more than $7.5M in the future.

INVESTOR PERKS

$250+	XtractMor logo t-shirt.
$500+	XtractMor logo polo shirt.
$1,000+	Xtractmor Beer Glass
$2,500+	A case of beer processed with our technology.
$10,000+	Facility tour, dinner with the founders and evening at local resort.

OUR AMBITION

The craft market for beers, spirits and wines is growing fast. And each establishment needs a cost-effective way to not only produce their fan-favorite craft products, but a way to experiment with new flavors and techniques. Xtractmor technology helps these craft establishments save money, space, and gives them the ability to grow their brand with experimentation.

KEY FACTS

- We sell technology to the exciting and expanding craft beer industry.
- Our technology is already operating in prominent breweries.
- There are 5,000+ breweries in the USA alone and beer has proven to be relatively recession-proof.
- Our technology is disruptive and saves customers money with a typically 6-12 month payback.
- .Breweries can realize significant savings on hops, one of their most expensive ingredients, through better extraction.
- Distilleries can accelerate aging to sell dark/brown spirit immediately rather than waiting for years.
- Beers processed with our technology have won awards.
- Our technology is patented proven from decades of operation in other industries.

DOCUMENTS

- Promotional Flyer
- Xtractmor_Business_Plan_5.3.2017.pdf
- Anchor_Brewing_Press_Release_LL2.2017.pdf
- XtractMor_Customer_Presentation.pptx
- Witch_s_Hat_Citra_Wave_Press_Release.pdf

xtractmor.com

from Rome GA

BEER | BREWERY | LIQUOR | DISTILLERY | WINE AND SPIRIT | WINE | WINE & BEER

THE BUZZ ABOUT XTRACTMOR

> *As an investor in many new companies, I know that a company needs many things to succeed. These include a great leadership team, a good product and a healthy growing market. ExtractMor has all of these elements. The team at XtractMor is smart and creative in selling a product that can save money for customers operating in the rapidly expanding craft brewery and distillery markets.*

Gene McGrevin
Managing Partner, MCG Partners, LLC

> *As a former Chief Financial Officer of Revlon Health Care as well as serving on several public Corporate Boards during the past 30 years, I am impressed by XtractMor and the Creativity and Leadership of its management team and their potential to shine in the exciting craft brewing and distillery markets. As a former CFO, I can see real potential cost savings that XtractMor 's technology can produce.*

Dan Paracka
Retired former CFO Revlon Health Care

> *I have had the opportunity to see the Technology in action and was amazed at the results. The XtractMor Technology took clear base alcohol and created the taste, smell and look of an aged bourbon in just 20 minutes. In addition to Xtractmor's tremendous potential for growth, it's great to invest in something you can taste and experience firsthand.*

Dr. Ken Davis
President, Harbin Clinic, LLC.



Rome technology used at SunTrust Park

Rome-based Hydro Dynamics ShockWave Xtractor hops extraction technology is currently being tested at Terrapin Beer Company's Brew Lab adjacent to SunTrust Park in Atlanta, GA. Terrapin is examining the enhanced extraction capability of the
August 7, 2017 @ northwestgeorgianews.com



New Tech Sends Shockwaves Through Beer Industry

When it comes to brewing, hops can be challenging. There's the taste end of things, for every hop can offer something novel and different to a particular beer; there's the agricultural end of things, since hops are very particular about where they grow; and
July 28, 2017 @ allaboutbeer.com

WALL STREET JOURNAL

Trouble Brewing in the Craft Beer Industry

Proliferation of small breweries has left owners struggling to find enough specialty hops, contributing to a drop in sales Creature Comforts Brewing Co. is growing so fast that its supply chain can't keep up.
September 27, 2016 @ wsj.com

What does Xtractmor do?

We use shockwave technology to solve critical extraction problems.

The SX technology uses the powerful pressure fluctuations of cavitation to assist in extraction. As cavitation bubbles form and collapse producing shockwaves a solvent is pushed deeply into solids and then pulled back out with a suction-like action the includes the extracted product. The extraction advantages of cavitation and similar ultrasonic technologies have been known for years, however the SX Technology can greatly intensify the forces and on larger process flows than typically possible with other conventional technologies.



Xtractmor for Breweries

The SX technology uses the pressure fluctuations of cavitation for increased extraction of hop flavors for breweries. This allows for reductions of 50% or more in bittering hops, dry hopping aroma hops and other flavor ingredients. Flavor compounds, such as hops for beer, are one of the most expensive least efficiently used ingredients representing tremendous opportunity. The technology also provides more production with increased hopping speed and less beer soaked hops.



The SX technology can provide brewers benefits such as:

- 50%-90% less bittering hops

- 50%-75% less dry hopping aroma hops

- Increased hopping speed

- Sell more finished beer with less beer soaked hop waste

Xtractmor for Distilled Spirits

The SX technology can significantly accelerate spirit aging, allowing flavor transitions that often take years to develop to happen in minutes to days. This allows new distilleries to sell aged flavors quickly as well as decrease evaporation loss common through barrel aging.



In distilled spirits the SX technology can:

- Allow new distillers to sell dark/brown spirit immediately rather than waiting for years of aging.
- Drastic yield increase due to not having the evaporative loss associated with traditional aging.
- Experiment with new and seasonal flavors with the ability to see near immediate results.

The Market for Craft Spirits and Beers is Growing Fast

XtractMor™ will begin by attacking the related market segments of brewery, spirits and wine. Together they represent 65 billion annual gallons of fluid that can potentially be processed through the Xtractor per data from market research firm Euromonitor International. Each market has unique benefits that can be realized using the SX Technology. See below for just how fast the craft beer market is growing:


U.S. BEER SALES VOLUME GROWTH 2016
OVERALL BEER 0.0%
196,749,624 BBLS
6.2% CRAFT
24,104,852 BBLS
IMPORT BEER 6.8%
33,366,352 BBLS
4.4% EXPORT CRAFT BEER
465,617 BBLS
OVERALL BEER MARKET $107.6 BILLION
CRAFT BEER MARKET $23.5 BILLION
10% DOLLAR SALES GROWTH
CRAFT 12.3% SHARE IN 2016
(24,104,852 BBLS)
IMPORT
(33,366,352 BBLS)
DOMESTIC
(139,278,420 BBLS)
BREWERS ASSOCIATION
SOURCE: BREWERS ASSOCIATION, BOULDER, CO

Our Journey So Far

January 2013
Initial extraction trials specific to hops conducted in-house.

April 2013
Hydro Dynamics granted its first patent related to extraction and ethanol.

October 2013
First small scale trial conducted in brewery

October 2015
Technology is presented for the first time as part of the Master Brewers Association of the America's Annual Conference.

September 2016
XtractMor launched as subsidiary of Hydro Dynamics to market specifically to brewery, distillery and winery customers.

December 2016
Technology installed in Anchor Brewing in San Francisco.

Anchor was America's first craft brewery, Brewing since 1896, Anchor beers can be found all over America and internationally.

April 2017
Technology appears for the first time at the annual Craft Brewers Conference.

February 2017
XtractMor publicly announced and Wefunder campaign launched to raise expansion capital.

HELP US IMPROVE THE INDUSTRY

Perhaps you have seen the growth of local and craft beer brands on your grocery shelf or in your local restaurant. Craft Beer is all the rage today and every region has its favorites. Craft beers typically have stronger and more distinct flavors than National Brands. Much of this flavor comes from hops, a flower that imparts bitter and citrus elements that you'd associated with beer. Hops are one of the most expensive components in beer, ranging from $5-$30/pound with some beer varieties using several pounds per barrelTypically only about 1/3 of the flavor in a hop is used with the rest going to waste. That's a problem (or an opportunity) depending upon how you look at it.

Using the power of cavitation in our Shockwave Xtractor technology we can dramatically increase hop extraction saving breweries 50% or more of their hop cost while also increasing production speeds and yields. Our technology can also help extract other flavors including coffee, fruit and even wood chips for a barrel aged flavor. In a similar manner we can also provide accelerated aging for distilleries and wineries, allowing them to sell premium products more quickly. This is a technology with value proposition and payback for producers.

Beer is one of the oldest beverages in the world and there are robust beer cultures around the globe. Craft breweries have been exploding in the USA going from virtually nothing 20 years ago to over 5,000 today. Similar trends are underway for craft distilleries and for craft breweries internationally. We see a great opportunity to deliver a money saving technology to brewers, distilleries and wineries domestically and also take this technology worldwide.

Perhaps you have been looking for a way to become involved and invested in the craft beer industry. I invite you to join us and be a blacksmith rather than a mercenary. At XtractMor we provide tools for the industry as a whole as opposed to a brewery in a single location. Instead of taking sides, we sell to everyone with the potential of our equipment being installed almost anywhere including your local brewery. We appreciate your support in helping us accelerate growth in opening more markets for our technology more quickly.

Cheers,



Douglas G Mancosky

FOUNDER

Technology Evangelist



LAS VEGAS

Douglas G Mancosky

CEO

14 years of experience with the ShockWave Xtractor™ Technology, previously serving as Vice President of Research and Development for Hydro Dynamics, Inc.

AND THE REST OF THE TEAM



Jan Dunn

Controller and Corporate Secretary

Decades of experience in accounting, purchasing, receiving, shipping and exports. Jan is the one who keeps our books straight and makes sure we get paid and our bills get paid.



Kelly Hudson

Executive Chairman

With extensive business experience in building start-up companies to commercialization, Kelly offers guidance and assistance with long term strategic planning.

RAISED $15,813 FROM 34 INVESTORS

$15,813

In Progress



Douglas G Mancosky

Fountain of useless info not afraid to take the path less taken. Ph.D from Georgia Tech and CEO of XtractMor.



Guillermo Martinez-Cubells



Matthew T Sorensen

Investor. Long emerging markets, real estate, vixy, micro private equity.



Alex Harvey Kaufman

Commercial real estate, start up investment and a self taught cook attempting to make a traditional dish from every region of Spain, Italy and China



Joey Krug

Decentralizing prediction markets with Augur • Computer Science @ Pomona College dropout • Thiel Fellow



James Bracy

FlightCaster, Redis To Go, 42Floors, BitTorrent

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DETAILS

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How big is the market?

Alcoholic beverages have been around thousands of years. Sixty five billion gallons of alcohol were consumed worldwide in 2015 totaling $114 billion dollars of beer, wine and spirits. Markets exist in essentially every country in the World with thousands of potential customers of varying sizes.

How will you use the funds?

The funds would be used for three main purposes. First, XtractMor plans to hire sales employees/ reps in strategic geographic locations to assist in expanding our sales efforts. Second, we intend to purchase ShockWave Xtractors™ for demonstration purposes at customer facilities. With a technology like this, “tasting is believing” and providing potential customers with free 30 day trials is critical in accelerating sales. Finally,we intend to conduct a strategic media campaign to raise awareness of the SX Technology through print, tradeshows and online opportunities.

What is your exit strategy for investors?

We believe there will be several potential methods for XtractMor investors to monetize the growth and success of XtractMor. These include, but are not limited to, acquisition by another company, tender offer or IPO.

How will you make money?

The SX Technology is a money-saving technology which is expected to have a calculated payback for customers based on savings of raw materials, higher product yields or faster/greater production with existing capital. The Xtractor can be offered to customers with a return on investment of 6 to 18 months (depending upon individual circumstances) and still produce a good rate of return for XtractMor shareholders. The average sales cycle between point of contact and sale is approximately four months. Typically, customers are offered a free 30-day trial of the technology after which they are asked to either purchase, begin lease payments or return the device.

Who are your competitors? How are you different?

There is minimal direct competition currently for our applications on an industrial level. We also believe our patents coupled with other competitive advantages will keep meaningful competition to a minimum. There are other cavitation technologies and closely related ultrasound technologies on the market. As a general rule ultrasound tends to have issues scaling-up to large flows while other cavitation technologies produce cavitation through shear in an uncontrolled manner and thus slowly destroy their cavitation device. These producers also struggle with product quality when solids are processed through their devices.

What's your cash flow?

XtractMor has a cash/burn to cover many months even with no future revenue or capital raised. Our current Burn rate is $11000/month. Equipment purchased from Hydro Dynamics for resale by XtractMor have been negotiated to be paid after FundingBased on current cash and receivable situation as of May 2017, Xtractmor has access to $54,500 Cash on hand with projected burn rate for $11k per month. If we run out of money, we still have our line of credit from Hydro Dynamics to fund the operations.

What's new about what you're making? How is it different?

Ultrasound and cavitation have been known for decades to assist in extraction, but typically has struggled to perform industrially, especially with solids and particulates. Due to the design of our equipment we can easily handle large industrial flows and the particulates required with hops with the robustness producers expect.

What do you understand about your business that others don't get?

We have years of experience operating cavitation equipment coupled with deep knowledge of the brewery, distillery and winery industry. We are a multi-disciplinary company with skills in business, biology, chemistry, creativity, marketing and engineering, the same skill set required to run a successful brewery.

What's your biggest risk? What keeps you up at night?

Low Hop Prices Lead to a Diminished Value Proposition for Our Technology. Hop prices are high based upon historically high demand for craft beer and hoppy beers such as IPA's. If consumer beer tastes were to drastically change, craft beer fall out of favor or hop cultivation drastically increase the value of our product in the market would decrease.

Increased Competition From Other Equipment or Patent Infringement. Although our technology is patented, it may be possible for people to design around our patent and/or develop a completely different process to accomplish the same goal. In some areas of the world our patents may also be infringed upon with enforcement difficult and costly.

The Craft Brewery Trend Beginning Internationally and Distillery Trend Domestically Stalls Curtailing Our Long Term Growth. Although the craft beer trend in countries such as France, Italy and the U.K. appears to be mirroring the U.S. trend it is possible economic events or changes in consumer tastes could cause it to mute and not reach the same levels. Projections for long term growth would then need to be met with more increased market share and less dependence on market growth.

How do you acquire customers?

We acquire customers in several ways. First, breweries are very public entities and easy to find information on,. We can market directly to them using our network of sales representatives. Second, we attend pertinent trade shows such as the recent Craft Brewers Conference, attended by more than 10,000 brewery professionals. Third, we also market in industry trade journals such as Brewer Magazine and also use both SEO and SEM to bolster our online presence.

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Karl Stier Jul 1

Is this technology transferable to the CBD Extraction Process from Cannabis Flower?



Douglas G Mancosky CEO FOUNDER Sep 28

Technically both plants are surprisingly similar and there is potential there, but it is not a focus of XtractMor. Wefunder rules also do not allow for the funding of "marijuana, porn, gambling, investment companies, or banks."

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Andrew Bushnell Sep 28

"XtractMor has the exclusive perpetual worldwide license for the distribution of the ShockWave Xtractor for brewery, distillery and winery applications which is tantamount to ownership." Free exclusive use for several very specific applications is a far cry from ownership. The additional applications for this tech are what makes it exciting but that would belong to Hydro Dynamics. The answer to Karl Stier's question that has been undressed for months is it doesn't matter if the tech works for anything that isn't alcohol, because Xtractmor doesn't own the tech. As for the "very robust pipeline", anything more you can say about it at this time?



Douglas G Mancosky CEO FOUNDER Sep 28

Andrew, thanks for your questions and the opportunity for clarification. Although the current license only covers alcoholic beverages there are indeed many obvious extensions that are currently being explored. There is also tremendous overlap across applications as evidenced by our recent sale to Cabarrus where one of the main uses of the technology was to help cold brew coffee. You can't eat an elephant in one bite and we needed to start somewhere. Brewery was this obvious place for us due to the high value of hops and our tremendous competitive advantages to conventional technology. Brewery boasts over 5,000 potential customers in the USA and 10,000+ worldwide. The global number is only expected to grow as the Craft craze continues to take hold Internationally as it has here in the USA. Although confidentiality agreements limit my ability to publicly name many of the customers currently testing in a public forum like this, I can say we are conducting or are planning trials with several of the top 50 craft breweries. We have also already sold 2 units to one of the largest international brewing companies in the world and are working toward our technology becoming standard across many of their breweries. Hopefully we'll be able to mention names and leverage them for marketing purposes a few months down the road.

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RISKS SPECIFIC TO XTRACTMOR

1. We have broad Discretion in the Use of the Net Proceeds From This Offering, and We May Fail to Use These Proceeds Effectively.The net proceeds from this offering will be used for payment of various outstanding payment obligations and other operating expenses of the Company, and thereafter for working capital and for other general corporate purposes. Our management will have broad discretion in the application of the net proceeds from this offeringand could spend the proceeds in ways that do not necessarily improve our results of operations or enhance the value of your investment. The failure of our management. to apply these funds effectively could... READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Xtractmor is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?
How is Wefunder compensated?
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Doug Mancosky

CEO at XtractMor

XtractMor (A Hydro Dynamics Company) • Georgia Institute of Technology

Greater Atlanta Area • 431

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A fountain of useless knowledge and a scientific generalist at my core with the ability to come up to speed on new industries quickly.

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Experience

CEO
XtractMor (A Hydro Dynamics Company)
Nov 2016 – Present • 7 mos
Rome, GA

Consulting Chief Science Officer
Hydro Dynamics
Nov 2016 – Present • 7 mos
Rome, GA

Advisory Board Member
Algae2Omega
Nov 2011 – Present • 5 yrs 7 mos
Oakland Park, FL

Vice President of Research and Development
Hydro Dynamics
Nov 2012 – Nov 2016 • 4 yrs 1 mo

Director of Application Development
Hydro Dynamics, Inc.
May 2008 – Nov 2012 • 4 yrs 7 mos

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Education

Georgia Institute of Technology
Ph.D., Chemical Engineering Pulp and Paper
1999 – 2003

Georgia Institute of Technology
M.S., Pulp and Paper Science and Engineering
1997 – 1999

St. Norbert College
Bachelor of Science (B.S.), Chemistry
1993 – 1997

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Advisory Board
ArtsNow Learning
May 2015 – Present • 2 yrs 1 mo
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ArtsNow is dedicated to transforming education through arts integration and innovative practices by providing professional development and teacher resources.

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Jan Dunn

Corporate Secretary at Xtractmor

Xtractmor • O-Keefe High School, Atlanta, GA

Greater Atlanta Area • 4

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Experience

Corporate Secretary
Xtractmor
Nov 2016 – Present • 7 mos
8 Redmond Court NW, Rome, GA

Corporate Secretary and All Administrative and Accounting Duties for Company

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Administrative Assistant
Hydro Dynamics
Jul 2001 – Present • 15 yrs 11 mos

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Administrative Secretary
Beaulieu Of America
Mar 1990 – Jul 2001 • 11 yrs 5 mos

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Education

O-Keefe High School, Atlanta, GA
1963 – 1968

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Church Treasurer
Farmville United Methodist Church
Sep 2004 – Present • 12 yrs 9 mos

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Kelly Hudson

Executive Chairman at Xtractmor, Inc.
Hydro Dynamics, Inc • Georgian Institute of Technology
Rome, Georgia • 1

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Extensive business experience in building start up companies to commercialization.

Experience

CEO
Hydro Dynamics, Inc
Feb 1993 – Present • 24 yrs 4 mos
Rome, Ga

I purchased Hydro Dynamics, Inc. currently located in Rome, GA in 1993. The Company uses a patented cavitation based technology to 1. heat any liquid without scale buildup, 2. micro-mix gases, liquids, and solids to increase the mass transfer rate of reactions, and 3. extract specific materials from liquids, slurries or other processed materials to increase raw material yields, improve quality by removing unwanted substances or impurities from processed products, and many other benefits.

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Executive Chairman
Xtractmor, Inc.
Sep 2016 – Present • 9 mos
Rome, Georgia
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President and Co Founder
Image Industries, Inc
Jan 1976 – Jul 1991 • 15 yrs 7 mos
Armuchee, Georgia
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Education

Georgian Institute of Technology
Bachelor of Science (BS), Textile Science
1963 – 1967
Activities and Societies: Sigma Nu Fraternity

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